Exhibit T3A-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:28 PM 05/28/2013
FILED 06:13 PM 05/28/2013
SRV 130673140 - 4920393 FILE

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is GenOn West, LP

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

The name of the Limited Partnership is: NRG California South LP

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21 day of May, A.D. 2013.

By:	/s/ Jannetta Thomas
General Partner(s)
GenOn West GP, LLC

Name:	Jannetta Thomas
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:21 AM 12/31/2010
FILED 08:26 AM 12/31/2010
SRV 101248092 - 4920393 FILE

CERTIFICATE OF MERGER

OF

RRI ENERGY WEST, INC.

WITH AND INTO

GENON WEST, LP

Pursuant to Section 17-211 of the Revised Uniform Limited Partnership Act of the State of

Delaware and Section 263 of the General Corporation Law of the State of Delaware

FIRST: The name and jurisdiction of formation or organization and domicile of each of the constituent entities is: GENON WEST, LP, a Delaware limited partnership (the “LP”) and RRI ENERGY WEST, INC., a Delaware corporation (the “Corporation”).

SECOND: The LP and the Corporation have entered into an Agreement of Merger, dated as of December 31, 2010 (the “Merger Agreement”), providing for the merger of the Corporation with and into the LP pursuant to Section 17-211 of the Revised Uniform Limited Partnership Act of the State of Delaware (the “DRULPA”) and Section 263 of the General Corporation Law of the State of Delaware (the “DGCL”). The Merger Agreement has been approved, adopted, certified, executed and acknowledged in accordance with Sections 17-204 and 17-211 of the DRULPA, in the case of the LP, and Sections 103 and 263 of the DGCL, in the case of the Corporation.

THIRD: GENON WEST, LP shall be the surviving entity of the merger (the “Surviving LP”).

FOURTH: The Merger Agreement is on file at an office of the Surviving LP at 1000 Main Street, Houston, Texas 77002. A copy of the Merger Agreement will be furnished by the Surviving LP, on request and without cost, to any partner of the LP or to any stockholder of the Corporation.

FIFTH: This Certificate of Merger shall be effective as of December 31, 2010, 11:53 p.m. Eastern Standard Time.

Certificate of Merger (Step 23)

IN WITNESS WHEREOF, the Surviving LP has caused this Certificate of Merger to be duly executed this 31st day of December, 2010.

GENON WEST, LP

By:	GENON WEST GP, LLC
Its General Partner

	By:	/s/ Steven B. Nickerson
Name: Steven B. Nickerson
Title: Authorized Person

Certificate of Merger (Step 23)

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:01 AM 12/30/2010
FILED 08:07 AM 12/30/2010
SRV 101214642 - 4920393 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GENON WEST, LP

Pursuant to Section 17-201 of the

Delaware Revised Uniform Limited Partnership Act

This Certificate of Limited Partnership of GenOn West, LP (the “Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1.                                      The name of the Partnership is GenOn West, LP.

2.                                      The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

3.                                      The name and mailing address of its General Partner is GenOn West GP, LLC, 1000 Main Street, 21st Floor, Houston, TX 77002.

IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 30th day of December, 2010.

GenOn West GP, LLC,
General Partner

By:	/s/ Steven B. Nickerson
Name: Steven B. Nickerson
Title: Authorized Person

Certificate of Limited Partnership (Step 13)